KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN ASIA

CRANBURY, NEW JERSEY – August 26, 2008 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide grades sold in Asia.

Effective September 15, 2008, prices for all Kronos titanium dioxide pigment grades sold in Asia will be increased by US$ 200 per metric ton.

This is a new price increase announcement and is in addition to the price increases and surcharges previously announced for this region for July and August 2008.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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